Exhibit 99.3

Telenav Enters into Definitive Agreement to be Acquired by V99 in “Go Private” Transaction

Telenav Stockholders to Receive $4.80 Per Share in Cash

Transaction Provides Compelling Value to Stockholders

SANTA CLARA, Calif. – November 3, 2020 – Telenav, Inc. (NASDAQ: TNAV), a leading provider of connected-car and location-based services, today announced that it has entered into a definitive merger agreement to be acquired by V99, Inc., a Delaware corporation led by HP Jin, Co-Founder, President, and Chief Executive Officer of Telenav, for $4.80 per share in an all cash transaction that values Telenav at approximately $241 million. HP Jin, Samuel T. Chen, a director of Telenav, and a certain entity affiliated with Mr. Chen, are expected to provide debt financing in connection with the proposed transaction.

The per share purchase price represents a premium of approximately 33.3 percent over Telenav’s closing stock price on October 1, 2020, the last full trading day prior to announcing that the Special Committee had received a non-binding “go-private” proposal from V99. Upon completion of the transaction, Telenav will become a private company with the flexibility to continue investing in its connected-car strategy.

“We are pleased to have reached this agreement with V99, which we believe will deliver immediate value to stockholders and positions Telenav to accelerate its journey towards a connected-car future with smarter, easier and safer innovation,” said Douglas Miller, Lead Independent Director and a member of the Telenav Special Committee. “The transaction is the result of a thoughtful and comprehensive review of value creation opportunities available to Telenav. We are confident that this transaction is in the best interest of Telenav and all of its stakeholders, and we look forward to working with HP and V99 to complete the transaction.”

“Today’s announcement represents an exciting new chapter for Telenav,” said HP Jin, Co-Founder, President and Chief Executive Officer. “As a private company, we will have the resources and flexibility to continue our growth and execute on our OEM-centric, connected-car strategy as the market for connected-car capabilities continues to expand. I would like to thank the Special Committee for taking the time to thoroughly evaluate and review V99’s offer and Telenav’s employees for their continued focus throughout this process. I am honored to continue leading Telenav through its next phase of growth and success, and I am confident Telenav will thrive as a privately held company.”

Transaction Details

Acting upon unanimous recommendation by the Special Committee, the Telenav Board of Directors unanimously approved the merger agreement and the merger, with Messrs. Jin and Chen recusing themselves from all related discussions and abstaining from the vote. The Special Committee negotiated the terms of the merger agreement with assistance from its independent financial and legal advisors.

The agreement includes a 30-day “go-shop” period expiring on December 2, 2020, which permits the Special Committee and its advisors to solicit alternative acquisition proposals from third parties. The Special Committee will have the right to terminate the merger agreement to enter into a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this “go-shop” will result in a superior proposal, and Telenav does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or otherwise required.

Additionally, Messrs. Jin and Chen, Changbin Wang, and each of their affiliates and related parties, have executed a voting and support agreement with the Company, pursuant to which, among other things, such parties have agreed to vote their shares of Telenav stock in accordance with the recommendation of the Special Committee or the Telenav Board of Directors with respect to the merger agreement and the merger and to otherwise support any proposal that the Special Committee or the Telenav Board of Directors receives prior to the expiration of the “go-shop” period, and determines is a superior proposal and provides an appropriate notice to V99 on or prior to December 16, 2020, including by voting or tendering their shares of Telenav stock in accordance with the recommendation of the Special Committee or the Telenav Board of Directors, as applicable, with respect to such superior proposal.

The transaction is expected to close during the first calendar quarter of 2021, subject to customary closing conditions, including approval by Telenav stockholders, approval by Telenav stockholders holding a majority of the outstanding shares owned by stockholders other than Mr. Jin, Mr. Chen, Changbin Wang, and each of their affiliates and related parties, and receipt of regulatory approvals. Upon closing of the transaction, Telenav common stock will no longer be listed on any public market. Telenav will continue to be headquartered in Santa Clara, California.

First Quarter 2021 Earnings Conference Call Update

Separately, Telenav today announced financial results for the first quarter of 2021, which are available on the “Investor Relations” section of the Telenav website. In light of the announced transaction with V99, Telenav has cancelled the earnings conference call previously scheduled for November 5, 2020 at 2:00 p.m. Pacific Time. During the pendency of the transaction, Telenav will issue earnings releases consistent with its current schedule, but will suspend earnings conference calls and webcasts.

Advisors

B. Riley Securities, Inc. and Wilson Sonsini Goodrich & Rosati, P.C. are serving as financial advisor and legal advisor, respectively, to the Telenav Special Committee. Norton Rose Fulbright LLP is serving as legal advisor to V99, Inc.

About Telenav, Inc.

Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.

“Telenav” and the “Telenav” logo are registered trademarks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

© 2020 Telenav, Inc. All Rights Reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent Telenav’s expectations or beliefs concerning future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include Telenav’s expectations regarding V99’s agreement to acquire Telenav (the “Agreement”), the terms and conditions of the Agreement, and the Special Committee’s actions in respect thereof, including considering all potential strategic alternatives to maximize stockholder value. Forward-looking statements can be affected by assumptions used or known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed and actual results may differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the failure to obtain the approval of Telenav’s stockholders, including a majority of the outstanding shares of Telenav’s common stock owned by stockholders other than HP Jin, Samuel Chen and Changbin Wang, and each of their affiliates and other parties, in connection with the proposed transaction; the failure to consummate or delay in consummating the proposed transaction for other reasons; the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (vi) the effect of the proposed transaction on Telenav’s business and operating results and impact on the trading price of shares of Telenav common stock; the diversion of management time on transaction-related issues. Any forward-looking statement made by Telenav in this press release is based only on information currently available to Telenav and speaks only as of the date on which it is made. Except as required by applicable law or regulation, Telenav does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Telenav and V99. In connection with the proposed transaction, Telenav intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Telenav will mail the definitive proxy statement and a proxy card to each stockholder of Telenav entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Telenav may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF TELENAV ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TELENAV WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TELENAV AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Telenav with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Telenav’s website (https://www.telenav.com/) or by contacting Telenav’s Investor Relations at IR@telenav.com.

Participants in the Solicitation

Telenav and its directors and executive officers, including HP Jin and Samuel Chen, may be deemed to be participants in the solicitation of proxies from Telenav’s stockholders with respect to the proposed transaction. Information about Telenav’s directors and executive officers and their ownership of Telenav’s common stock is set forth in Telenav’s Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which was filed with the SEC on August 21, 2020, as amended on October 26, 2020. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

TNAV-F

TNAV-C

Contacts

Bishop IR

Mike Bishop

415-894-9633

IR@telenav.com

OR

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Rose Temple

212-355-4449